Exhibit 32.1
                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the Quarterly report of Pacificap Entertainment Holdings, Inc. (the "Company") on Form 10-QSB for the period ending March 31, 2005 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Edward Litwak, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. section 906 of the Sarbanes-Oxley Act of 2002, that:

     (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities and Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

     A signed original of this written statement required by Section 906 has been provided to Pacificap Entertainment Holdings, Inc. and will be retained by Pacificap Entertainment Holdings, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

Date:  May 20, 2005                                    By: /s/ EDWARD LITWAK
                                                       ----------------------
                                                       Edward Litwak
                                                       Chief Executive Officer